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                                                                  EXHIBIT 4.3(b)

                         LIFEPOINT ASSUMPTION AGREEMENT

                                                 May 11, 1999

Reference is hereby made to the Purchase Agreement, dated May 4, 1999 (the "Agreement"), between Healthtrust, Inc.-The Hospital Company ("Healthtrust") and the Initial Purchasers named therein. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement.

LifePoint Hospitals, Inc. ("LifePoint") hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the "Company" each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of Healthtrust under the Agreement, and upon the Business being validly transferred to LifePoint, the assumption by LifePoint of the indebtedness evidenced by the Securities and Healthtrust and LifePoint executing and delivering this LifePoint Assumption Agreement, Healthtrust shall fully, unconditionally and irrevocably be released of all covenants, agreements, terms, conditions, obligations, appointment, duties, promises and liabilities under the Agreement.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the other undersigned party or the Representative may reasonably require to effect the purpose of this LifePoint Assumption Agreement.

This LifePoint Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                          HEALTHTRUST, INC.-THE HOSPITAL
                                          COMPANY


                                          By:  /s/  R. Milton Johnson
                                             --------------------------------
                                                Name:  R. Milton Johnson
                                                Title:  Vice President


                                          LIFEPOINT HOSPITALS, INC.


                                          By:  /s/  William F. Carpenter III
                                             --------------------------------
                                                Name:  William F. Carpenter III
                                                Title:  Vice President